Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless otherwise defined herein, defined terms included below have the same meaning as terms defined and included or incorporated by reference in the Current Report on Form 8-K (the “Form 8-K”) to which this Exhibit is attached, which was filed by New Getaround with the Securities and Exchange Commission (the “SEC”) on December 14, 2022.

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of InterPrivate II and Getaround, adjusted to give effect to the Business Combination. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The following unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions:

•	The Business Combination;

•	The issuance of an additional $3.7 million aggregate principal amount of Getaround 2022 Bridge Notes after the September 30, 2022 balance sheet date;

•

The issuance of $2.0 million principal amount of a Getaround Subordinated Promissory Note after the September 30, 2022, balance sheet date and its subsequent conversion into Getaround 2022 Bridge Notes; and

•

The issuance of $175.0 million aggregate principal amount of Convertible Notes and 266,156 shares of Class A Stock (the “Equitable Adjustment Shares”), as well as the related $3.5 million of Convertible Notes Warrants in the Convertible Notes Financing;

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 combines the historical balance sheet of InterPrivate II and the historical balance sheet of Getaround for such period on a pro forma basis as if the Business Combination had been consummated on September 30, 2022.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 combines the historical statements of operations of InterPrivate II and Getaround for such periods on a pro forma basis as if the Business Combination had been consummated on January 1, 2021.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination occurred on the dates indicated. The unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed. This information should be read together with InterPrivate II’s and Getaround’s unaudited and audited financial statements and related notes, the sections titled “InterPrivate II Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Getaround’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included in the Form 8-K and the Proxy Statement/Prospectus, all of which is incorporated herein by reference.

The Business Combination is accounted for as a reverse capitalization in accordance with GAAP. Under the guidance in ASC 805, InterPrivate II has been determined to be the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is treated as the equivalent of Getaround issuing stock for the net assets of InterPrivate II, accompanied by a recapitalization whereby the net assets of InterPrivate II are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Getaround.

Getaround was determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

•	Getaround will comprise the ongoing operations of the combined company;

•	Getaround’s senior management will comprise the senior management of the combined company;

•	Getaround will control a majority of the initial Board of Directors;

•	The post-combination company will assume the Getaround name; and

•	Getaround equityholders will have a majority voting interest in the post-combination company.

Description of the Business Combination

Pursuant to the Merger Agreement, the aggregate share consideration issued by New Getaround in the Business Combination is $920.9 million, consisting of 83,867,224 newly issued shares of New Getaround common stock valued at an effective price of $10.00 per share, after the adjustment described below, and 8,218,750 previously issued shares of Class A Stock retained by InterPrivate II stockholders. Of the $920.9 million in aggregate share consideration, the InterPrivate II stockholders, including the Public Stockholders and Initial Stockholders, retained $82.2 million of 8,218,750 previously issued shares of Class A Stock; the holders of the Getaround 2022 Bridge Notes received $54.0 million in the form of 5,400,542 newly issued shares of New Getaround common stock; the holders of the Convertible Notes received $2.7 million in the form of 266,156 newly issued shares of New Getaround common stock; and the Getaround equityholders received an aggregate of $800.0 million in the form of 78,200,526 newly issued shares of New Getaround common stock, inclusive of 11,000,000 Bonus Shares, issued in respect of all outstanding shares of Getaround Common Stock, including shares of Getaround Common Stock issued upon exercise of Getaround Warrants that were exercisable in accordance with their terms for Getaround Capital Stock and conversion of Getaround Preferred Stock, Getaround non-voting common stock and convertible notes other than the Getaround 2022 Bridge Notes, in each case immediately prior to the consummation of the Business Combination, and all outstanding Getaround 2021 Bridge Notes converted in accordance with their terms into shares of Class A Stock. InterPrivate II and Getaround agreed to reserve in escrow 11,000,000 shares of Class A Stock of the 78.2 million shares constituting the aggregate transaction consideration for distribution as Bonus Shares promptly following the Closing to the Bonus Share Recipients. The Payment Spreadsheet, as defined in the Merger Agreement and the Merger Agreement Amendment, each of which are incorporated herein by reference, delivered at the consummation of the Business Combination was appropriately adjusted to maintain the exchange ratio for the Getaround equityholders, other than holders of the outstanding vested in-the-money Getaround Options, in connection with the Merger Agreement Amendment, which changed the treatment of such options under the Merger Agreement. Pursuant to the Merger Agreement, as amended, all Getaround Options were assumed by InterPrivate II and converted into options to purchase shares of Class A Stock. The Bonus Shares are apportioned pro rata to each Bonus Share Recipient based on the number of shares of Class A Stock that remain outstanding after giving effect to redemptions and automatic conversion of the Founder Shares into shares of Class A Stock. Any additional Bonus Shares received by a Bonus Share Recipient will be rounded down to the nearest whole number of shares of Class A stock.

The following represents the share consideration to be paid at the Closing (in thousands):

Share Consideration
New Getaround common stock retained by InterPrivate II stockholders	$82,188
New Getaround common stock issued to 2022 Bridge Noteholders	54,005
New Getaround common stock issued to Convertible Note Holders	2,662
New Getaround common stock held in escrow (Bonus Shares)(1)(2)	110,000
New Getaround common stock issued to Getaround equityholders(1)	672,005
New Getaround options issued to Getaround optionholders

Share Consideration — at Closing	$920,860

(1)

The Merger Agreement, as amended, incorporated by reference herein includes Aggregate Merger Consideration based on a Base Purchase Price of $800.0 million, adjusted within the Payment Spreadsheet, as described above.

(2)	$90 million and $20 million of Bonus Shares are allocated to non-redeeming Public Stockholders and Initial Stockholders of InterPrivate II, respectively.

The value of share consideration issuable at the Closing is assumed to be $10.00 per share. The Business Combination is accounted for as a reverse recapitalization, therefore any change in the trading price of New Getaround common stock will not impact the pro forma financial statements because New Getaround will account for the acquisition of InterPrivate II based upon the amount of net assets acquired upon consummation.

The following summarizes the pro forma shares of New Getaround common stock:

Shares Outstanding
New Getaround common stock retained by InterPrivate II stockholders(1)	8,218,750
New Getaround common stock issued to 2022 Bridge Noteholders	5,400,542
New Getaround common stock issued to Convertible Note Holders	266,156
New Getaround common stock held in escrow (Bonus Shares)(2)	11,000,000
New Getaround common stock issued to Getaround equityholders(3)(4)(5)	67,200,526

Pro Forma Common Stock at Closing	92,085,974

(1)	Excludes 5,175,000 Public Warrants, 4,616,667 Private Warrants and 2,800,000 Convertible Notes Warrants.
(2)	9,000,000 and 2,000,000 Bonus Shares are allocated to non-redeeming Public Stockholders and Initial Stockholders of InterPrivate II, respectively.
(3)	Excludes 8,698,921 outstanding Getaround Options and unvested Getaround RSUs as of December 8, 2022.
(4)	Excludes 34,000,000 Earnout Shares and 11,000,000 Incentive Earnout Shares.
(5)	Excludes 8,620,389 and 1,841,719 shares reserved for the 2022 Equity Incentive Plan Share Reserve and 2022 Employee Stock Purchase Plan, respectively.

The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Accounting for the Earnout Shares, and Incentive Earnout Shares and Bonus Shares

Following the Closing, in addition to the share consideration paid at the Closing, Getaround Stockholders, the holders of Getaround 2021 Bridge Notes and the holders of in-the-money vested Getaround Options (the “Earnout Recipients”) will be entitled to receive their pro rata share of an additional aggregate 34,000,000 Earnout Shares upon satisfaction of certain stock price performance conditions during the period following the Closing Date and expiring on the seventh anniversary of the Closing Date. During the same period, certain Getaround employees will be entitled to receive 11,000,000 additional Earnout Shares (the “Incentive Earnout Shares”) under the 2022 Equity Incentive Plan upon satisfaction of the same stock price performance conditions. It is not yet known what the terms of the Incentive Earnout Share awards will be or what form of award will be issued.

The issuance of the Earnout Shares and Incentive Earnout Shares are anticipated to be accounted for as equity transactions. Because the Earnout Shares are payable to the Earnout Recipients (i.e., equityholders of the accounting acquirer in the Business Combination) and the Incentive Earnout Shares are payable to Getaround employees, the accounting for the Earnout Shares and Incentive Earnout Shares arrangements do not fall under Accounting Standards Codification (“ASC”) Topic 805.

The accounting for the Earnout Shares and Incentive Earnout Shares were also evaluated under ASC 480, and the Incentive Earnout Shares further evaluated under ASC 718 to determine if the arrangements should be classified as either a liability or equity. As part of that preliminary analysis, it was determined that both arrangements are free-standing and these instruments will be classified as equity. Therefore, while the Earnout Shares will be recognized at fair value upon the consummation of the Business Combination, currently estimated at $6.5 million this adjustment will have no net impact on any financial statement line item as it would simultaneously increase and decrease additional paid-in capital. Thus, no adjustment has been applied to the unaudited pro forma condensed combined balance sheet related to the Earnout Shares. Further, as the terms of the Incentive Earnout Shares, with an estimated fair value of $2.1 million, are not yet known, there have been no adjustments recognized within the unaudited pro forma condensed financial statements.

Getaround has preliminarily concluded the Bonus Shares allocated certain designees of EarlyBirdCapital, Inc., one of the underwriters in InterPrivate II’s initial public offering, and the holders of the Class B Stock including the Sponsor and the independent directors of InterPrivate II (“Initial Stockholders Bonus Shares”) will be expensed. The allocation of Bonus Shares to holders of Class A Stock was designed to minimize redemptions. However, the shares held by EarlyBirdCapital and by holders of Class B Stock are not subject to redemption, thus the Bonus Shares allocated to these holders is presumed to be non-cash compensation to close the Business Combination. This treatment is based on preliminary interpretation on Staff Accounting Bulletin “SAB” Topic 5.T.

On November 28, 2022, InterPrivate II entered into a Non-Redemption Agreement with the Magnetar Funds (as defined in the Non-Redemption Agreement) (each, a “Non-Redeeming Stockholder”) in exchange for $3.0 million. Pursuant to the Non-Redemption Agreement, each Non-Redeeming Stockholder agreed that it will, at InterPrivate II’s election, not redeem an amount of shares of Class A Stock beneficially owned by such Non-Redeeming Stockholder (the “Committed Shares”) up to an aggregate of 1,550,000 shares, to the extent elected by InterPrivate II. In consideration of the Non-Redeeming Stockholder’s commitment to not redeem the Committed Shares, to the extent elected by InterPrivate II, InterPrivate II agreed to pay a cash fee of $3.0 million in the aggregate to all of the Non-Redeeming Stockholders upon the closing of the Business Combination and the sale of the Convertible Notes pursuant to the Convertible Notes Subscription Agreement. As a result of the Non-Redemption Agreement and pursuant to the terms of the Merger Agreement, as amended, and the Escrow Shares Allocation Agreement, as amended, incorporated herein by reference, the 9,000,000 Bonus Shares allocated to non-redeeming Public Stockholders could have been entirely allocated to each Non-Redeeming Stockholder if all other Public Stockholders elected to redeem.

The accounting for the commitment fee under the Non-Redemption Agreement and the 9,000,000 Bonus Shares is currently incomplete. Getaround has preliminarily concluded that the commitment fee is a reduction in proceeds through a reduction in Additional Paid-in Capital. If the preliminary conclusion were to change, it is possible that this fee is treated as an offering cost or expense. In addition, New Getaround has preliminarily concluded the 9,000,000 Bonus Shares allocated to the non-redeeming Public Stockholders, including each Non-Redeeming Stockholder, at Closing have no accounting impact on the unaudited pro forma condensed combined statement of operations as the Bonus Shares are designed to minimize redemptions, not compensate for any goods or services. As a result, the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations do not reflect potential accounting adjustments for the issuance of the 9,000,000 Bonus Shares to the non-redeeming Public Stockholders. If the preliminary conclusion were to change, it is possible that all or a portion of the 9,000,000 Bonus Shares may be treated as offering costs, a dividend, or expenses. If the bonus shares are treated as an offering cost, the fair value of the Bonus Shares, estimated to be $90 million at the date of this filing based on the stock price InterPrivate II as of December 8, 2022, will be accounted for in equity, with a net impact of zero to equity. If the Bonus Shares are treated as an expense, the fair value of the shares will be expensed. The treatment of the Bonus Shares may differ depending on the allocation to the non-redeeming Public Stockholders. As a result, the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations do not reflect potential accounting adjustments for the issuance of the 9,000,000 Bonus Shares to the non-redeeming Public Stockholders.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2022

(in thousands)

	As of September 30, 2022
	InterPrivate II (Historical) (US GAAP)	Getaround (Historical) (US GAAP)	Getaround Transaction Adjustments		Combined	Transaction Adjustments		Pro Forma Combined

	(in thousands)
Assets
Current Assets
Cash and cash equivalents	$40	$27,216	$3,720	A	$32,976	$260,208	B	$98,530
			2,000	V		(23,798)	C
						(6,575)	E
						169,048	N
						(79,125)	O
						(245,891)	S
						(3,000)	W
						(5,313)	Y
Restricted cash	—	3,600	—		3,600	—		3,600
Accounts receivable, net	—	439	—		439	—		439
Prepaid income taxes	—	—	—		—	—		—
Prepaid expenses and other current assets	126	7,035	—		7,161	(2,907)	C	4,128
						(126)	F

Total Current Assets	166	38,290	5,720		44,176	62,521		106,697
Marketable securities held in Trust Account	260,208	—	—		260,208	(260,208)	B	—
Property and Equipment, Net	—	10,678	—		10,678	—		10,678
Operating Lease Right-of-Use Assets, Net	—	13,407	—		13,407	—		13,407
Goodwill	—	105,957	—		105,957	—		105,957
Intangible Assets, Net	—	10,785	—		10,785	—		10,785
Deferred Tax Assets	—	3	—		3	—		3
Other Assets	—	1,745	—		1,745	—		1,745

Total Assets	$260,374	$180,865	$5,720		$446,959	$(197,687)		$249,272

Liabilities, Mezzanine Equity and Stockholders’ Deficit
Current Liabilities
Income tax payable	$—	$—	$—		$—	$—	E	$—
Related party payable	439	—	—		439	(439)	E	—
Accounts payable	6,136	10,472	—		16,608	(6,136)	E	10,472
Accrued host payments and insurance fees	—	13,510	—		13,510	—		13,510
Operating lease liabilities, current	—	1,828	—		1,828	—		1,828
Notes payable, current	—	38,425	—		38,425	(37,530)	O	895
Other accrued liabilities	—	28,657	—		28,657	(11)	G	28,586
						(2,060)	P
						2,000	U
Deferred revenue	—	866	—		866	—		866

Total Current Liabilities	6,575	93,758	—		100,333	(44,176)		56,157
Notes Payable, net of discount (net of current portion)	—	40,111	2,020	V	40,111	(36,965)	O	3,146
			(2,020)	X
Convertible Notes Payable	—	54,312	3,720	A	60,052	(60,052)	G	175,000
			2,020	X		175,000	N
Related Party Convertible Notes Payable	—	8,869	—		8,869	(8,869)	G	—
Operating Lease Liabilities (net of current portion)	—	18,101	—		18,101	—		18,101
Deferred Tax Liabilities	—	979	—		979	—		979
Warrant Liability	237	65,376	—		65,613	(65,376)	H	3,737
						3,500	N

Total Liabilities	$6,812	$281,506	$5,740		$294,058	$(36,938)		$257,120

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2022

(in thousands)

	As of September 30, 2022
	InterPrivate II (Historical) (US GAAP)	Getaround (Historical) (US GAAP)	Getaround Transaction Adjustments		Combined	Transaction Adjustments		Pro Forma Combined

	(in thousands)
Commitments and Contingencies
Mezzanine Equity
Class A common stock subject to possible redemption	259,964	—	—		259,964	(259,964)	I	—
Series A convertible	—	16,953	—		16,953	(16,953)	J	—
Series B convertible	—	9,578	—		9,578	(9,578)	J	—
Series C convertible	—	22,761	—		22,761	(22,761)	J	—
Series D convertible	—	241,428	—		241,428	(241,428)	J	—
Series E convertible	—	120,296	—		120,296	(120,296)	J	—

Total Mezzanine Equity	259,964	411,016	—		670,980	(670,980)		—
Stockholders’ Deficit
New Getaround common stock	—	—	—		—	1	I	7
						4	J
						1	K
						1	G
						1	H
						1	T
						(2)	S
						—	N
Getaround common stock	—	1	—		1	(1)	K	—
InterPrivate II class A common stock	—	—	—		—	—		—
InterPrivate II class B common stock	1	—	—		1	(1)	L	—
Additional paid-in capital	—	247,278	—		247,278	(26,705)	C	761,874
						(126)	F
						49,289	G
						65,375	H
						259,963	I
						411,012	J
						—	K
						1	L
						(6,403)	M
						(17,660)	Q
						468	R
						20,000	T
						(245,889)	S
						(3,000)	W
						2,662	N
						2,241	D
						3,368	Y
Stockholder notes	—	(14,478)	—		(14,478)	6,077	D	(8,401)
Treasury stock	—	(661)	—		(661)	(8,318)	D	—
						(8,681)	Y
						17,660	Q
Accumulated deficit	(6,403)	(726,527)	(20)	V	(732,950)	19,642	G	(744,058)
						6,403	M
						(12,114)	N
						(4,630)	O
						2,060	P
						(468)	R
						(20,001)	T
						(2,000)	U
Accumulated other comprehensive income	—	(17,270)	—		(17,270)	—		(17,270)

Total Stockholders’ Deficit	(6,402)	(511,657)	(20)		(518,079)	510,231		(7,848)

Total Liabilities, Mezzanine Equity and Stockholders’ Deficit	$260,374	$180,865	$5,720		$446,959	$(197,687)		$249,272

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share data)

	For the Year Ended December 31, 2021
	InterPrivate II (Historical) (US GAAP)	Getaround (Historical) (US GAAP)	Getaround Transaction Adjustments	Combined	Transaction Adjustments		Pro Forma Combined
Service revenue	$—	$61,120	$—	$61,120	$—		$61,120
Lease revenue	—	1,947	—	1,947	—		1,947

Total Revenues	—	63,067	—	63,067	—		63,067

Costs and Expenses
Operating and formation costs	1,986	—	—	1,986	—		1,986
Related party administrative fees	100	—	—	100	—		100
Cost of revenue (exclusive of depreciation and amortization shown separately below):
Service	—	5,859	—	5,859	—		5,859
Lease	—	187	—	187	—		187
Sales and marketing	—	20,331	—	20,331	86	AA	20,417
Operations and support	—	46,978	—	46,978	86	AA	47,064
Technology and product development	—	17,800	—	17,800	115	AA	17,915
General and administrative	—	59,458	—	59,458	181	AA	81,640
					20,001	II
					2,000	JJ
Depreciation and amortization	—	12,815	—	12,815	—		12,815

Total Operating Expenses	2,086	163,428	—	165,514	22,469		187,983

Loss From Operations	(2,086)	(100,361)		(102,447)	(22,469)		(124,916)
Other Income (Expense)
Offering costs attributable to warrant liabilities	(7)	—	—	(7)	—		(7)
Interest earned on marketable securities held in Trust Account	105	—	—	105	(105)	BB	—
Unrealized loss on marketable securities held in Trust Account	(34)	—	—	(34)	34	CC	—
Gain (Loss) on extinguishment of debt	—	7,017	—	7,017	(20,147)	FF	(13,130)
Convertible promissory note and securities fair value adjustment	—	(5,383)	—	(5,383)	5,383	EE	(19,287)
					(19,287)	HH
Warrant liability fair value adjustment	(599)	(15,353)	—	(15,952)	15,353	DD	(599)
Interest expense, net	—	(7,370)	—	(7,370)	(4,125)	FF	(18,540)
					2,407	GG
					(5,952)	HH
					(3,500)	HH
Other income, net	—	916	—	916	—		916

Loss, before benefit for income taxes	(2,621)	(120,534)	—	(123,155)	(52,408)		(175,563)
Income Tax Benefit	—	(471)	—	(471)	—		(471)

Net Loss	(2,621)	(120,063)	—	(122,684)	(52,408)		(175,092)
Foreign Currency Translation Loss	—	(11,203)	—	(11,203)	—		(11,203)

Comprehensive Loss	$(2,621)	$(131,266)	$—	$(133,887)	$(52,408)		$(186,295)

Weighted average shares outstanding, basic and diluted		69,038,507					92,085,974

Basic and diluted net loss per common share		$(1.74)					$(1.90)

Weighted average redeemable shares outstanding, basic and diluted	21,125,342

Basic and diluted net income per redeemable share	(0.10)

Weighted average non-redeemable shares outstanding, basic and diluted	6,292,226

Basic and diluted net loss per non-redeemable share	(0.10)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

(in thousands, except share and per share data)

	For the Nine Months Ended September 30, 2022
	InterPrivate II (Historical) (US GAAP)	Getaround (Historical) (US GAAP)	Getaround Transaction Adjustments	Combined	Transaction Adjustments		Pro Forma Combined
Service revenue	$—	$43,967	$—	$43,967	$—		$43,967
Lease revenue	—	1,058	—	1,058	—		1,058

Total Revenues	—	45,025	—	45,025	—		45,025

Costs and Expenses
Operating and formation costs	5,404	—	—	5,404	—		5,404
Related party administrative fees	180	—	—	180	—		180
Cost of revenue (exclusive of depreciation and amortization shown separately below):
Service	—	3,754	—	3,754	—		3,754
Lease	—	90	—	90	—		90
Sales and marketing	—	22,736	—	22,736	—		22,736
Operations and support	—	39,596	—	39,596	—		39,596
Technology and product development	—	13,374	—	13,374	—		13,374
General and administrative	—	38,665	—	38,665	—		38,665
Depreciation and amortization	—	7,670	—	7,670	—		7,670

Total Operating Expenses	5,584	125,885	—	131,469	—		131,469

Loss From Operations	(5,584)	(80,860)	—	(86,444)	—		(86,444)
Other Income (Expense)
Interest earned on marketable securities held in Trust Account	824	—	—	824	(824)	KK	—
Unrealized loss on marketable securities held in Trust Account	984	—	—	984	(984)	PP	—
Convertible promissory note fair value adjustment	—	3,896	—	3,896	(3,896)	MM	(12,469)
					(12,469)	OO
Warrant liability fair value adjustment	3,878	(17,521)	—	(13,643)	17,521	LL	3,878
Interest expense, net	—	(7,903)	—	(7,903)	7,866	NN	(37)
Other income, net	—	1,258	—	1,258	—		1,258

Total Other Income (Expense)	5,686	(20,270)	—	(14,584)	7,214		(7,370)

Loss, before benefit for income taxes	102	(101,130)	—	(101,028)	7,214		(93,814)
Income Tax Provision (Benefit)	322	(547)	—	(225)	—		(225)

Net Loss	(220)	(100,583)	—	(100,803)	7,214		(93,589)
Foreign Currency Translation Loss	—	(19,553)		(19,553)	—		(19,553)

Comprehensive Loss	$(220)	$(120,136)	$—	$(120,356)	$7,214		$(113,142)

Weighted average shares outstanding, basic and diluted		71,169,000					92,085,974

Basic and diluted net loss per common share		$(1.41)					$(1.02)

Weighted average redeemable shares outstanding, basic and diluted	25,875,000

Basic and diluted net income per redeemable share	$(0.01)

Weighted average non-redeemable shares outstanding, basic and diluted	6,668,750

Basic and diluted net loss per non-redeemable share	$(0.01)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination is accounted for as a reverse capitalization, in accordance with GAAP. Under the guidance in ASC 805, InterPrivate II has been determined to be the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is treated as the equivalent of Getaround issuing stock for the net assets of InterPrivate II, accompanied by a recapitalization whereby the net assets of InterPrivate II are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Getaround.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022, assumes that the Business Combination occurred on September 30, 2022. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022, and for the year ended December 31, 2021, reflects pro forma effect to the Business Combination as if it had been completed on January 1, 2021. These periods are presented on the basis of Getaround as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022, has been prepared using, and should be read in conjunction with, the following:

•

InterPrivate II’s Condensed Balance Sheet (Unaudited) as of September 30, 2022, and the related Notes to Financial Statements, included in the Proxy Statement/Prospectus, which is incorporated herein by reference; and

•

Getaround’s Condensed Balance Sheet (Unaudited) as of September 30, 2022, and the related Notes to Financial Statements, included in the Proxy Statement/Prospectus, which is incorporated herein by reference.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022, has been prepared using, and should be read in conjunction with, the following:

•

InterPrivate II’s Condensed Statements of Operations (Unaudited) for the nine months ended September 30, 2022, and the related Notes to Financial Statements, included in the Proxy Statement/Prospectus, which is incorporated herein by reference; and

•

Getaround’s Condensed Statements of Operations and Comprehensive Loss (Unaudited) for the nine months ended September 30, 2022, and the related Notes to Financial Statements, included in the Proxy Statement/Prospectus, which is incorporated herein by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•

InterPrivate II’s Statement of Operations for the Year Ended December 31, 2021 and the related Notes to Financial Statements, included in the Proxy Statement/Prospectus, which is incorporated herein by reference; and

•

Getaround’s Statement of Operations and Comprehensive Loss for the Year Ended December 31, 2021 and the related Notes to Financial Statements, included in the Proxy Statement/Prospectus, which is incorporated herein by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that New Getaround believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. New Getaround believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the historical financial statements and notes thereto of InterPrivate II and Getaround, which are incorporated herein by reference.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the Business Combination (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). New Getaround has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the accounting policies of the two entities. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the combined company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the combined company’s shares outstanding, assuming the Business Combination occurred on January 1, 2021.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2022, are as follows:

Getaround Transaction Adjustments

(A)

Reflects the additional issuance of $3.7 million aggregate principal amount of Getaround 2022 Bridge Notes to various purchasers. The Getaround 2022 Bridge Notes are accounted for at fair value and automatically converted immediately prior to the closing of the Business Combination into shares of the special purpose acquisition company at a conversion price that is equal to 70% of the per share price of the special purpose acquisition company of $10.00 per share. For the purpose of the pro forma adjustment, the fair value of the Getaround 2022 Bridge Notes is assumed to be face value.

(V)

Reflects the issuance of a Subordinated Promissory Note in October 2022 to Braemar Energy Venture III, L.P. in the amount of $2.0 million of original principal plus $20 thousand of accrued interest through

December 6, 2022. The Subordinated Promissory Note matures on October 30, 2023 with the principal and accrued interest, at a rate of 10% per annum, to be paid at maturity. No issuance costs were incurred and the note will be accounted for at cost.

(X)	Reflects the election of Braemar Energy Ventures III, L.P. to exchange the principal and accrued interest of its Subordinated Promissory Note for a Getaround 2022 Bridge Note.

Transaction Adjustments

(B)	Reflects the reclassification of $260.2 million of cash and investments held in the Trust Account that becomes available to fund the Business Combination.

(C)

Reflects the capitalization of transaction costs, including deferred underwriter’s fees during InterPrivate II’s IPO and deferred legal fees incurred by Getaround, expected to be incurred in connection with the Business Combination.

(D)

Reflects the preliminary accounting treatment for the release of Getaround Common Stock in satisfaction of related outstanding promissory notes from certain Getaround Stockholders and an offsetting increase in treasury stock based on the preliminary fair values of Getaround Common Stock and the promissory notes immediately prior to the consummation of the Business Combination. The finalization of the valuation of the Getaround Common Stock relinquished and promissory notes extinguished could result in compensation expense.

(E)	Reflects the cash payment of InterPrivate II’s outstanding related party payable, accounts payable, accrued expenses balances, and income tax payable upon consummation of the Business Combination.

(F)	Reflects the capitalization of InterPrivate II’s prepaid expenses related to the Business Combination, recorded within equity upon completion of the Business Combination.

(G)

Reflects the conversion of Getaround’s convertible notes and accrued interest that were converted to equity as a result of the Business Combination. The adjustment recorded in Accumulated Deficit includes the expenses recognized related to loss on conversion of the convertible notes discussed in tickmark (FF).

(H)

Reflects the cashless exercise of in-the-money Getaround Warrants for shares of Getaround Capital Stock immediately prior to the consummation of the Business Combination, which shares were converted into Class A Stock.

(I)	Reflects the reclassification of $260.0 million of Public Shares and Public Warrants from temporary equity to permanent equity as a result of the Business Combination.

(J)

Reflects the conversion of Getaround Preferred Stock into shares of Getaround Common Stock immediately prior to the consummation of the Business Combination, which shares were converted into Class A Stock.

(K)	Reflects the conversion of Getaround Common Stock into Class A Stock.

(L)	Reflects the conversion of Class B Stock into Class A Stock.

(M)	Reflects the elimination of InterPrivate II historical retained earnings as a result of the reverse recapitalization.

(N)

Reflects the issuance of $175.0 million aggregate principal amount of Convertible Notes, 266,156 shares of Class A Stock (the “Equitable Adjustment Shares”) and related $3.5 million of Convertible Notes Warrants, which were issued pursuant to the Convertible Notes Subscription Agreement and Convertible Notes Subscription Agreement Amendment in connection with the Business Combination, and the cash payment of related issuance costs. The Convertible Notes will be accounted for at fair value. For the purpose of the pro forma adjustment, the fair value of the Convertible Notes is assumed to be face value. The adjustment recorded in Accumulated Deficit includes the expense recognized related to the issuance costs, the Equitable Adjustment Shares and issuance of the Convertible Notes Warrants. For the purpose of the pro forma adjustment the fair value of the 266,156 shares issued is assumed to be $10.00 per share.

(O)

Reflects the repayment of the Deutsche Bank Loan principal, write off of the remaining unamortized issuance costs and debt discount, and the final fee payment in cash as the note was extinguished in connection with the Business Combination and the issuance of the Convertible Notes. The adjustment recorded in Accumulated Deficit includes the expenses recognized related to writing off the remaining unamortized issuance costs and debt discount along with the final fee and prepayment premium payments.

(P)

Reflects the reversal of the accrued interest and final fee payment that was previously recognized in connection with debt that was either converted or extinguished as a result of the Business Combination.

(Q)	Reflects the cancellation of Getaround treasury stock as a result of the Business Combination.

(R)	Reflects the stock-based compensation expense related to Getaround RSUs that vested upon consummation of the Business Combination.

(S)

Represents the actual redemption of 24,325,000 shares of Public Shares for approximately $245.9 million allocated to New Getaround common stock and additional paid-in capital using par value of $0.0001 per share and a redemption price of $10.11 per share.

(T)	Reflects the fair value of Initial Stockholders Bonus Shares that were preliminarily deemed compensatory consistent with SAB Topic 5.T.

(U)

Reflects the service fee to the Sponsor and its affiliates for their services in connection with the consummation of the Business Combination that was preliminarily determined to be transaction costs not eligible to be capitalized and thus expensed through accumulated deficit in the unaudited pro forma condensed combined balance sheet.

(W)

Reflects the aggregate $3.0 million cash fee consideration for each Non-Redeeming Stockholder’s commitment to not redeem up to an aggregate of 1,550,000 shares, to the extent elected by InterPrivate II pursuant to the Non-Redemption Agreement, preliminarily determined to be accounted for as a reduction in proceeds through a reduction in Additional Paid in Capital.

(Y)

Reflects the preliminary accounting treatment for the purchase of 2,710,571 shares from certain Getaround Stockholders, prior to the closing of the Business Combination. The value is based on the preliminary fair value of the Getaround Common Stock purchased. The purchase of shares that occurred simultaneous to and in conjunction with the release of Getaround Common Stock in satisfaction of the related outstanding promissory notes discussed in tickmark (D) is accounted for as one commercial transaction. The finalization of the valuation of the Getaround Common Stock relinquished and promissory notes extinguished could result in compensation expense.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, are as follows:

Transaction Adjustments

(AA)	Reflects the recognition of stock-based compensation expense of $468 thousand related to Getaround RSUs that vest upon the passage of time as well as the consummation of the Business Combination.

(BB)	Reflects the reversal of interest income earned on marketable securities held in the Trust Account.

(CC)	Reflects the reversal of the unrealized loss on marketable securities held in the Trust Account.

(DD)	Reflects the reversal of the historical fair value adjustment for Getaround Warrants that would not have been outstanding had the Business Combination been consummated on January 1, 2021.

(EE)	Reflects the reversal of the fair value adjustment for Getaround’s convertible debt which was converted to equity as a result of the Business Combination.

(FF)

Reflects the expense to recognize the loss on conversion related to debt that was either converted or extinguished as a result of the Business Combination, in addition to the final fee payment and prepayment premium expense related to the extinguished Deutsche Bank Loan.

(GG)

Reflects the reversal of the interest expense and amortization of debt discounts, issuance costs, and final payment fees related to debt that was either converted or extinguished as a result of the Business Combination.

(HH)

Reflects the recognition of issuance costs, Equitable Adjustment Shares and a full year’s interest expense related to the issuance of the Convertible Notes, inclusive of additional issuance costs, the backstop fee and warrant issuance, as the pro forma issuance of the Convertible Notes is assumed to be January 1, 2021. The Convertible Notes accrue interest at a rate per annum equal to 8.0% with respect to interest paid in cash and 9.5% with respect to interest paid with equity (payment in kind). For the purpose of the pro forma adjustment, interest is assumed to be paid in kind and is assumed to be reflective of the estimated change in fair value of the Convertible Notes during the period.

(II)	Reflects the fair value of Initial Stockholders Bonus Shares that were preliminarily deemed compensatory consistent with SAB Topic 5.T.

(JJ)

Reflects the service fee to the Sponsor and its affiliates for their services in connection with the consummation of the Business Combination that was preliminarily determined to be transaction costs not eligible to be capitalized.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022, are as follows:

Transaction Adjustments

(KK)	Reflects the reversal of interest income earned on marketable securities held in the Trust Account.

(LL)	Reflects the reversal of the historical fair value adjustment for Getaround Warrants that would not have been outstanding had the Business Combination been consummated on January 1, 2021.

(MM)	Reflects the reversal of the fair value adjustment for Getaround’s convertible debt which was converted to equity as a result of the Business Combination.

(NN)

Reflects the reversal of the interest expense and amortization of debt discounts, issuance costs, and final payment fees related to debt that was either converted or extinguished as a result of the Business Combination.

(OO)

Reflects the recognition of nine month’s interest expense related to the issuance of the Convertible Notes as the pro forma issuance of the Convertible Notes is assumed to be January 1, 2021. As noted in tickmark HH, for the purposes of the pro forma adjustment, interest is assumed to be paid in kind and is assumed to be reflective of the estimated change in fair value of the Convertible Notes during the period.

(PP)	Reflects the reversal of the unrealized loss on marketable securities held in the Trust Account.

4. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented. If the maximum number of Public Shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption for the nine months ended September 30, 2022, and for the year ended December 31, 2021 (in thousands, except share and per share amounts):

Pro Forma Combined
For the Nine Months Ended September 30, 2022
Pro forma net loss	$(93,589)
Pro forma net loss per share attributable to stockholders, basic and diluted(1)	$(1.02)
Weighted average shares outstanding, basic and diluted	92,085,974
Excluded Securities:(2)
Getaround Options and Getaround RSUs outstanding	8,698,921
Earnout Shares	34,000,000
Incentive Earnout Shares	11,000,000
Public Warrants	5,175,000
Private Warrants	4,616,667
Convertible Notes Warrants	2,800,000
2022 Equity Incentive Plan	8,620,389
2022 Employee Stock Purchase Plan	1,841,719
For the Year Ended December 31, 2021
Pro forma net loss	$(175,092)
Pro forma net loss per share attributable to stockholders, basic and diluted(1)	$(1.90)
Weighted average shares outstanding, basic and diluted	92,085,974
Excluded Securities:(2)
Getaround Options and Getaround RSUs outstanding	8,698,921
Earnout Shares	34,000,000
Incentive Earnout Shares	11,000,000
Public Warrants	5,175,000
Private Warrants	4,616,667
Convertible Notes Warrants	2,800,000
2022 Equity Incentive Plan	8,620,389
2022 Employee Stock Purchase Plan	1,841,719

(1)	Diluted loss per share is the same as basic loss per share for both scenarios presented because the effects of potentially dilutive instruments were anti-dilutive as a result of Getaround’s net loss.
(2)

The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive, issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.